Exhibit 4.3

[Form of Rights Certificate]

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [●], 2021 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM [●], THE SUBSCRIPTION AGENT

ION Geophysical Corporation

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE RIGHTS CERTIFICATE

Evidencing Non-Transferable Rights to Purchase (i) 8.00% Senior Secured Second Priority Notes due 2025, (ii) shares of common stock of ION Geophysical Corporation, or (iii) some combination thereof.

Subscription Price: 100% of principal amount of Notes or $2.57 per whole of common stock

THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,
NEW YORK CITY TIME, ON [●], 2021 UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is subscribed herein is the owner of the number of non-transferable rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase (i) 8.00% Senior Secured Second Priority Notes due 2025 (the “Notes”), (ii) shares of common stock (the “Common Stock”) of ION Geophysical Corporation, a Delaware corporation (the “Company”), in minimum denominations and integral multiples of $100 in the case of the Notes or whole shares in the case of Common Stock pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of ION Geophysical Corporation Rights Certificates” accompanying this Rights Certificate. If any of the principal amount of Notes or shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of the basic subscription Right, any rights holder that exercises its basic subscription Rights in full may purchase additional principal amount of Notes or Common Stock pursuant to the terms and restrictions of the Rights Offering (the “Over-Subscription Privilege”). The Rights represented by this Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for the requested principal amount of Notes or shares of Common Stock in accordance with the “Instructions for Use of ION Geophysical Corporation Rights Certificates” that accompany this Rights Certificate.

This Rights Certificate is not valid unless countersigned by the Subscription Agent and registered by the registrar.

ION GEOPHYSICAL CORPORATION

Dated [•], 2021

/s/ Christopher Usher	/s/ Mike Morrison
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier
[●]
Attn: [●]
[Address]

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF RIGHTS

To subscribe for Notes or Common Stock pursuant to your basic subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for the Over-Subscription Privilege, please complete lines (b) and (c) below. To the extent you subscribe for a greater principal amount of Notes or shares of Common Stock than you are entitled under the basic subscription Right or Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum principal amount of Notes or shares of Common Stock for which you are entitled to subscribe under the Right or Over-Subscription Privilege, if applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I subscribe for ____ principal amount of Notes = $______ (amount enclosed).

I subscribe for ____ shares of Common Stock = $______ (amount enclosed).

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you exercised your basic subscription Right in full and wish to purchase additional principal amount of Notes or shares of Common Stock pursuant to your Over-Subscription Privilege:

I subscribe for ____ additional principal amount of Notes = $______ (amount enclosed).

I subscribe for ____ additional shares of Common Stock = $______ (amount enclosed).

(c) Total Amount of Payment Enclosed = $ ______

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “[●], as Subscription Agent”

☐	Wire transfer of immediately available funds directly to the account maintained by [●], as Subscription Agent for purposes of accepting subscriptions in this Rights Offering[●], with reference to the rights holder’s name.

FORM 2 - DELIVERY TO DIFFERENT ADDRESS

If you wish for the Notes or Common Stock underlying your rights to be delivered to an address different from that shown on the face of this Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the principal amount of Notes or shares of Common Stock indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2 or if you otherwise elect to proceed under the Guaranteed Signature procedures.

Signature Guaranteed:
Name of Bank or Firm)

By:
Signature of Officer

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF ION GEOPHYSICAL CORPORATION RIGHTS CERTIFICATES. CONSULT [●], THE SUBSCRIPTION AGENT, AT [●] (toll-free) or [●] (for banks and brokers).